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                                                                    EXHIBIT 32.2



                                  CERTIFICATION


            Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Elcom International, Inc., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the year ended May 31, 2003 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Form 10-K.

Dated: March 26, 2004                    /s/ Kathryn A. Monaco
                                        --------------------------------------
                                         Kathryn A. Monaco
                                         Chief Accounting Officer
                                         (Principal Financial Officer)



            The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document.